CONSOLIDATED-TOMOKA LAND CO.
RESTRICTED SHARE AWARD AGREEMENT

This Restricted Share Award Agreement (the “Agreement”) is made as of the 1st day of August, 2011 (the "Grant Date"), by and between CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (the “Company”) and John P. Albright (“Grantee”).

Background

The Company’s Board of Directors has granted Restricted Shares to the Grantee as of the Grant Date pursuant to this Agreement.  The Company has adopted the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “Plan”), which provides the general terms and restrictions for certain equity incentive awards to the Company's employees and directors and which is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”).  The Award of Restricted Shares pursuant to this Agreement is not granted pursuant to the Plan, but rather is intended to constitute a non-plan based "inducement grant," as described in Section 711(a) of the NYSE Amex Company Guide.  Nonetheless, the terms and provisions of the Plan relating to restricted shares are hereby incorporated into this Agreement by this reference, as though fully set forth herein, as if the Restricted Shares were granted pursuant to the Plan.  The Grantee desires to accept the grant of Restricted Shares and agrees to be bound by the terms and conditions of the Plan and this Agreement.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Agreement

1.           Award of Restricted Shares.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Grantee 96,000 Restricted Shares (the “Awarded Shares”) as of the Grant Date.  The extent to which the Grantee’s rights and interest in the Awarded Shares becomes vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 of this Agreement.

2.           Performance Vesting.  The vesting of the Grantee’s rights and interest in the Awarded Shares of Restricted Stock shall be determined in accordance with the performance vesting criteria set forth in Exhibit A attached to this Agreement.

3.           Shares Held by Custodian; Shareholder Rights.

(a)           The Grantee hereby authorizes and directs the Company to deliver any Restricted Shares issued by the Company to evidence the Awarded Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Company’s Chief Executive Officer (the “Share Custodian”) to be held by the Share Custodian until the Awarded Shares become vested in accordance with Section 2 of this Agreement.  When all or any portion of the Awarded Shares become vested, the Share Custodian shall deliver to the Grantee (or his beneficiary in the event of death) a certificate representing the vested Awarded Shares (which then will be unrestricted).  The Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Awarded Shares to the Company, or to transfer a portion of the Awarded Shares to the Grantee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of the Grantee.  The term of such appointment shall commence on the Grant Date and shall continue until all the Awarded Shares become vested or are forfeited.

(b)           During the period that the Share Custodian holds any of the Awarded Shares of Restricted Stock subject to this Section 3, the Grantee shall have the right to vote such Awarded Shares.  The Grantee will cease to have the right to vote any of the Awarded Shares that are forfeited if and when such shares are forfeited.  The number of Awarded Shares set forth in Section 1 of this Agreement shall be the maximum number of Awarded Shares to which the voting rights described in this Section 3 shall be applicable.

(c)           The Grantee shall not receive any dividends with respect to the Awarded Shares for the period beginning on the Grant Date and ending on the vesting date.  In the event the number of Awarded Shares is increased or reduced in accordance with Section 10 of the Plan, and in the event of any distribution of common stock or other securities of the Company in respect of such shares of common stock, the Grantee agrees that any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received hereunder.

4.           Tax Consequences. The Grantee shall pay all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Awarded Shares. Such payment shall be made in full, at the Grantee's election, in cash or check, by withholding from the Grantee's next normal payroll check, or by the tender of Shares of the Company’s common stock (including Awarded Shares then vesting). Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company’s common stock on the date such withholding obligation arises.

5.           No Effect on Employment or Rights under Plan.  Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.  If the Grantee's employment is terminated for any reason whatsoever (and whether lawful or otherwise), he will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under this Agreement or any Award or otherwise in connection with the Plan. The rights and obligations of the Grantee under the terms of his employment with the Company or any Subsidiary will not be affected by his participation in the Plan or this Agreement, and neither the Plan nor this Agreement form part of any contract of employment between the Grantee and the Company or any Subsidiary.  The granting of Awards under the Plan is entirely at the discretion of the Committee, and the Grantee shall not in any circumstances have any right to be granted an Award.

6.           Grantee Representations.  The Grantee hereby represents and warrants to the Company that: (a) the Grantee understands and accepts that the grant of Restricted Shares by the Company to the Grantee is intended to be exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”) by virtue of Section 4(2) of the 1933 Act; (b) the Grantee understands and accepts that the grant of Restricted Shares by the Company to the Grantee is intended to be exempt from registration under the securities laws of the state or states in which the grant of such Restricted Shares is deemed to be made, by virtue of transactional exemptions set forth therein; (c) the shares of Restricted Shares acquired by the Grantee hereunder are being acquired solely for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution (as such term is used in Section 2(11) of the 1933 Act) of such Restricted Shares nor with the present intention of distributing or selling any of such Restricted Shares; (d) the Grantee has made a detailed inquiry concerning the Company and its business and services, officers and personnel; (e) the Company has made available to the Grantee, or such Grantee has had access to, any and all information, financial or otherwise, concerning the Company and its businesses and services, officers and personnel; (f) the Grantee has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of investment in the Restricted Shares and to make an informed investment decision with respect thereto; (g) the Grantee is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act; and (h) the Grantee can bear a complete loss of the value of the Restricted Shares and is able to bear the economic risks of holding the Restricted Shares for an indefinite period.  The Grantee also understands that his Restricted Shares have not been registered under the 1933 Act or any applicable state securities laws and regulations and that such Restricted Shares cannot be transferred or sold unless subsequently registered under the 1933 Act (as contemplated by Section 7 below), unless an exemption from such registration is available (including particularly the Securities and Exchange Commission’s Rule 144), and pursuant to any applicable state securities laws and regulations.  The Grantee further acknowledges that if an exemption from registration is available, it may be conditioned on various requirements (including those set forth in Rule 144) including, but not limited to, the time and manner of sale, the holding period for the Restricted Shares, and on information and other requirements relating to the Company which are outside of the Grantee’s control.

7.           Registration; Optional Cash Settlement.  As soon as reasonably practicable following the Grant Date, the Company shall file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register the Awarded Shares of Restricted Stock for resale following their vesting and shall use commercially reasonable efforts to promptly update such registration statement as required by applicable law.  If a registration statement covering the resale of the Awarded Shares is not effective on the date of vesting of any Awarded Shares, then in lieu of the delivery of the Awarded Shares by the Share Custodian pursuant to Section 3(a), the Grantee may in its discretion elect to settle all or a portion of such vested Awarded Share by a cash payment equal to the Fair Market Value as of the vesting date of such Awarded Shares that would otherwise have been delivered pursuant to Section 3(a).  Such payment may be made by the Company in accordance with its normal payroll practices or such other means as are reasonably acceptable to the Company.  To the extent that any such vested Awarded Shares are settled in cash pursuant to this section such Awarded Shares shall be canceled as of the time of such settlement.

8.           Governing Laws.  This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

9.           Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

10.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.           Entire Agreement.   Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

12.           Headings.   Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

13.           Additional Acknowledgements.  By their signatures below, the Grantee and the Company agree that the Awarded Shares are granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date set forth above.

CONSOLIDATED-TOMOKA LAND CO.

BY:________________________________
      Chairman, Compensation Committee

I have read the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan adopted on April 28, 2010, and by my signature I agree to be bound by the terms and conditions of the Plan and this form of agreement.

Date:_______________________________                              ________________________________
Grantee Signature

EXHIBIT A

VESTING OF RESTRICTED SHARES (STOCK PRICE PERFORMANCE)

The number of Restricted Shares that shall vest under this Agreement shall be based upon the extent to which the Company's common stock attains certain target prices per share (each, a "Performance Condition").  The Performance Condition shall be deemed satisfied with respect to each of the “Tranches” of Restricted Shares described below upon the achievement at any time prior to the sixth anniversary of the Grant Date of the corresponding Stock Price Hurdle described below, in each case, provided that (a) the Grantee is employed by the Company at the time such Stock Price Hurdle is achieved or (b) such Stock Price Hurdle is achieved during the sixty (60) day period following the termination of the Grantee’s employment for any reason other than by death, disability, for Cause (as defined in any employment agreement between Grantee and the Company) or due to the Grantee’s voluntary resignation of employment. Upon the Grantee’s cessation of employment with the Company for any reason, any then remaining unvested Tranches of Restricted Shares shall be forfeited without consideration; provided, however, that if the Grantee’s employment is terminated for any reason other than by death, disability, for Cause (as defined in any employment agreement between Grantee and the Company) or due to the Grantee’s voluntary resignation of employment, then any then remaining unvested Tranches of Restricted Shares shall be forfeited without consideration sixty (60) days after such termination.  If any Tranche of the Restricted Shares fails to satisfy the applicable Stock Price Condition prior to six (6) years from the Grant Date, then that Tranche of the Restricted Shares shall be forfeited.

For the purposes of this Exhibit A, the Restricted Shares shall be divided into six “Tranches” as follows:

(1) “First Tranche” shall mean 16,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the First Stock Price Hurdle;

(2) “Second Tranche” shall mean 16,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Second Stock Price Hurdle;

(3) “Third Tranche” shall mean 16,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Third Stock Price Hurdle; and

(4) “Fourth Tranche” shall mean 16,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Fourth Stock Price Hurdle.

(5) “Fifth Tranche” shall mean 16,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Fifth Stock Price Hurdle.

(6) “Sixth Tranche” shall mean 16,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Sixth Stock Price Hurdle.

For the purposes of this Exhibit A, the following terms shall have the following meanings:

(A) “First Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 60-day average closing price of $36.00.

(B) “Second Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 60-day average closing price of $40.00.

(C) “Third Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 60-day average closing price of $46.00.

(D) “Fourth Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 60-day average closing price of $53.00.

(E) “Fifth Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 60-day average closing price of $60.00.

(F) “Sixth Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 60-day average closing price of $65.00.

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